     THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH WARRANTS AND SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                                      WARRANT
                               TO PURCHASE SHARES OF
                                  COMMON STOCK OF
                             JENKON INTERNATIONAL, INC.


No. of Shares:_____________   Holder:__________________________________________

     THIS CERTIFIES THAT, for good and valuable consideration, the above referenced holder ("Holder"), or its registered assigns, is entitled to subscribe for and purchase from JENKON INTERNATIONAL, INC., a Delaware corporation (the "Company"), at any time commencing one (1) year from the date hereof and ending at the close of business five (5) years from the date hereof, the number of fully paid and nonassessable shares of the Common Stock of the Company set forth above at an exercise price of Fifty Cents ($.50) per share (the "Warrant Exercise Price"), subject to the adjustment provisions of Sections 5 and 6 of this Warrant. Reference is made to this Warrant in the Bridge Loan Agreement (the "Loan Agreement"), by and between the Company and Holder. The shares which maybe acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder" includes any party who acquires all or a part of this Warrant as a registered transferee of Holder, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant; the term "Common Stock" means and includes the Company's presently authorized Common Stock, $0.001 par value.

     This Warrant is subject to the following provisions, terms and conditions:


     1.   EXERCISE; TRANSFERABILITY.

          (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to any fractional shares of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with payment of the Warrant Exercise Price for such shares (a) in cash, by check or by wire transfer of federal funds, (b) to the extent permitted by law, by offset of principal or interest owed under the Note (as defined in the Loan Agreement), (c) on a cashless basis in accordance with the provisions of Section 10 of this Warrant, or (d) by a combination of the methods specified in clauses (a), (b) and (c).


          (b) This Warrant may not be sold, transferred, assigned, hypothecated or divided except as provided in Section 7 hereof.

     2. EXCHANGE AND REPLACEMENT. Subject to Sections 1 and 8 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if Holder shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

     3.   ISSUANCE OF THE WARRANT SHARES.

          (a) The Company agrees that the Warrant Shares shall be and will be deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as provided herein. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.


          (b) Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 45 calendar days from the date the Company delivers to the Holder written notice of the availability of any registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and agreements as maybe required solely to comply with the exemptions relied upon by the Company, or any registrations made, for the issuance of the Warrant Shares.

     4. COVENANTS OF THE COMPANY. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the purchase rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     5. ADJUSTMENT IN EXERCISE PRICE. In the event that the National Association of Securities Dealers, Inc. (the "NASD") determines that the Warrant constitutes underwriting compensation in connection with any initial public offering by the Company, the Holder agrees that the Warrant Exercise Price may be increased without prior notice to the Holder to an exercise price equal to no more than the initial public offering price for the Company's Common Stock.

     6. ANTI-DILUTION ADJUSTMENTS. The number of shares of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment as follows:

          (a) In case the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock or other securities, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue, by reclassification of its Common Stock, shares of its capital stock or other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares, shares of its capital stock and other securities of the Company which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 6(a) shall become effective immediately after the effective date of such event.

          (b) In case the Company shall issue rights, options, warrants or convertible securities to holders of its Common Stock, without any charge to such holders, containing the right to subscribe for or purchase Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately upon issuance of such rights, options,
     warrants or convertible securities.   In the event of such adjustment,
     corresponding adjustments shall be made to the Warrant Exercise Price.

          (c) In case the Company shall distribute to holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of current earnings made in the ordinary course of business consistent with past practices), then in each case the number of Warrant shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the then Market Price (as defined below) on the date of such distribution, and of which the denominator shall be such Market Price on such date minus the then fair value (determined as provided in subsection 6(e) below) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution.

          (d) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as herein provided, the Warrant Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

          (e) To the extent not covered by subsections 6(a), (b) or (c) hereof, in case the Company shall, subsequent to the date of issuance of this Warrant, issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding Warrants issued to investors in connection with the Loan Agreement), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Market Price (as such term is defined in Section 9 hereof) per share of Common Stock on the date the Company fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the Warrant Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Exercise Price in effect immediately prior thereto by a fraction (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Market Price per share, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this subparagraph (b), the Board of Directors of the Company shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Secretary. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this subparagraph (b), the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Exercise Price shall again be adjusted to the Warrant Exercise Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made.

          (f)  Upon each adjustment of the Warrant Exercise Price pursuant to
     Section 6(e) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

          (g) Upon any adjustment of the Warrant Exercise Price and the number of Warrant Shares subject to this Warrant, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     7. NO VOTING RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

     8.   NOTICE OF TRANSFER OF WARRANT OR RESALE OF THE WARRANT SHARES.

          (a) Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on the Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be reasonably required solely to comply with the exemptions relied upon by the Company or the Holder for the transfer or disposition of the Warrant or Warrant Shares.

          (b) If in the opinion of counsel referred to in this Section 8, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder.

     9. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term "Market Price" with respect to shares of Common Stock of any class or series means the average of the last reported sale prices or, if none, the average of the last reported closing bid and asked prices on any national securities exchange, the Nasdaq National Market, Nasdaq SmallCap Market, or
NASD OTC Bulletin Board over the five trading days immediately preceding the determination date. If the Company's Common Stock is not listed on a national securities exchange or quoted on Nasdaq or the OTC Bulletin Board, the Market Price shall be average of the last reported closing bid and asked prices as reported in the "pink sheets" or other standard compilation of quotations by market makers in the over-the-counter market. In the event that no quotations are available, the "Market Price" shall be the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Company.

     10. RIGHT TO CONVERT WARRANT INTO COMMON STOCK; NET ISSUANCE. In addition to any other methods of payment set forth in Section 1(a) above and in lieu of any cash payment required thereunder, unless otherwise prohibited by law, the Holder shall have the right at any time, when exercisable, and from time to time to exercise this Warrant in full or in part (i) by receiving from the Company the number of Warrant Shares equal to the number of Warrant shares otherwise issuable upon such exercise less the number of Warrant Shares having an aggregate value on the date of exercise equal to the Warrant Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. For purposes hereof, the "value" of a share of Common Stock on a given date shall equal to the Market Price on such date as defined in Section 9 of this Agreement.

     11. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Holder of this Warrant as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

          (b) The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; and

          (c) The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Certificate of Incorporation or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

     12. NOTICES. Notices and other communications provided for herein shall be in writing and may be given by mail, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or when delivery thereof is refused. In the case of Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Company unless Holder shall notify the Company that notices and communications should be sent to a different address (or telex or facsimile number) in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by Holder.

     13. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal laws of Delaware.

     IN WITNESS WHEREOF, Jenkon International, Inc. has caused this Warrant to be signed by its duly authorized officer this 2nd day of June, 1998.


                              JENKON INTERNATIONAL, INC.

                              By _____________________________________________
                                    Steve McKeag, Chief Financial Officer

                         JENKON INTERNATIONAL, INC.

                          WARRANT EXERCISE NOTICE

                 (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

     The undersigned Holder of the foregoing Warrant hereby irrevocably elects to exercise the right, represented by such Warrant, to purchase _____________ shares of the Common Stock, $0.001 par value, of JENKON INTERNATIONAL, INC. and tenders herewith payment in accordance with Section 1 of said Warrant as follows:

     / /   _____ shares for CASH:  $ _______________________


     / /   _____ shares for CASHLESS EXERCISE

     Please deliver the stock certificate to the address set forth below. In addition, if the number of shares being purchased pursuant to this exercise is less than the all of the shares purchasable under this Warrant, please return to such address either (1) the Warrant marked to reflect the remaining balance of shares purchasable thereunder or (2) a newly issued Warrant in the name of the undersigned for such remaining balance of shares purchasable thereunder.

Dated: _____________________________      Name of Warrant Holder:

Tax Identification No. or                 _____________________________________

Social Security No. of Warrant Holder     (Please Print)
____________________________________

                                          _____________________________________
                                          (Signature)
                                          Title:


NOTE: THE ABOVE SIGNATURE SHOULD CORRESPOND EXACTLY WITH THE NAME OF THE WARRANT HOLDER AS IT APPEARS ON THE FIRST PAGE OF THE WARRANT OR ON A DULY EXECUTED WARRANT ASSIGNMENT.

                              JENKON INTERNATIONAL, INC.

                                  WARRANT ASSIGNMENT

                     (TO BE SIGNED ONLY UPON TRANSFER OF WARRANT)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________, the assignee, whose address is __________________________________________________________, and
whose tax identification or social security number is _____________________,the right represented by the foregoing Warrant to purchase ___________________shares of the Common Stock of JENKON INTERNATIONAL, INC., to which the foregoing Warrant relates and appoints ___________________ attorney to transfer said right on the books of Jenkon International, Inc., with full power of substitution in the premises. If the number of shares assigned is less than all of the shares purchasable under the Warrant, a new Warrant will be issued in the name of the undersigned for the remaining balance of the shares purchasable thereunder.

Dated: ___________________________      Name of Warrant Holder/Assignor:

                                        _______________________________________
                                        (Please print)

                                        _______________________________________
                                        (Signature)
                                        Title:

                                        Address of Warrant Holder/Assignor

                                        _______________________________________

                                        _______________________________________

                                        Tax Identification No. or Social
                                        Security No. of Warrant Holder/Assignor:
                                        _______________________________________

NOTE: THE ABOVE SIGNATURE SHOULD CORRESPOND EXACTLY WITH THE NAME OF THE WARRANT HOLDER AS IT APPEARS ON THE FIRST PAGE OF THE WARRANT OR ON A DULY EXECUTED ASSIGNMENT FORM.